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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of QuadraMed Corporation of our report dated July 23, 1997 appearing on page F-2 of the Medicus Systems Corporation Annual Report on Form 10-K for the year ended May 31, 1997. We also consent to the references to us under the headings "Experts' and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

                                          PRICE WATERHOUSE LLP

Chicago, Illinois
[            ], 1998